CONTACT:	FOR IMMEDIATE RELEASE
David L. Horstmann	July 17, 2013
Executive Vice President
Interim Chief Financial Officer
(563) 589-1972
davidhorstmann@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

DUBUQUE, Iowa, July 17, 2013 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on September 6, 2013 to stockholders of record at the close of business on August 23, 2013. At June 30, 2013, there were 16,934,161 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.9 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 68 banking locations in 46 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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